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                        [letterhead of Thompson Coburn]


                                  May 9, 1997

Magna Group, Inc.
One Magna Place
1401 South Brentwood Boulevard
St. Louis, Missouri  63144

Re: Registration Statement on Form S-3 -- 600,000 Shares of Magna Group, Inc. Common Stock, $2.00 par value, and attached Preferred Share Purchase Rights
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Ladies and Gentlemen:

With reference to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Magna Group, Inc., a Delaware corporation (the "Company"), on May 9, 1997, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 600,000 shares of the Company's common stock, $2.00 par value, and attached Preferred Share Purchase Rights (the "Shares"), as provided in the Magna Group, Inc. 1997 Dividend Reinvestment and Stock Purchase Plan (the "Plan"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, By-Laws, resolutions adopted by the Board of Directors of the Company relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that:

1. The Company is duly incorporated and is validly existing under the laws of the State of Delaware; and

2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued and will be fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the section entitled "Legal Matters" in the Prospectus constituting a part of the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

                                    Very truly yours,

                                    /s/ Thompson Coburn